UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

 FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 25, 2015

(Exact Name of Registrant as Specified in Charter)

Michigan	1-16577	38-3150651
(State or Other Jurisdiction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

5151 Corporate Drive, Troy, Michigan	48098
(Address of Principal Executive Offices)	(Zip Code)
(248) 312-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2015, the Board of Directors of Flagstar Bancorp, Inc. (“Flagstar” or the “Company”) restructured the compensation arrangements for its named executive officers (“NEOs”), by adjusting two of the NEOs’ base salaries, by approving the Flagstar Bancorp, Inc. 2015 Annual Incentive Program for Senior Executive Officers (“AIP”) and by adding several NEOs to the eligible participants in the Flagstar Bancorp, Inc. 2015 Long-Term Incentive Program (“LTIP”). These adjustments and programs were developed to replace the compensation structure that had been implemented to meet the requirements of the Troubled Asset Relief Program (“TARP”), and they are designed to create market competitive compensation opportunities for senior executives of the Company that more closely align pay with Company performance and the return realized by Company’s stockholders.

Base Salary Adjustments

Effective February 28, 2015, the Company adjusted the base salary of Lee M. Smith, Executive Vice President and Chief Operating Officer, to $750,000. That same date, the Company also curtailed the payment of the “share salary” component of base salaries to certain NEOs. Share salary, part of the TARP-compliant compensation structure, had been paid to Mr. Smith as well as to Michael C. Flynn, Executive Vice President and Chief Legal Officer.

AIP

The AIP will provide for an annual cash incentive opportunity for Messrs. Smith and Flynn, and for James K. Ciroli, Executive Vice President and Chief Financial Officer, if certain pre-established annual performance goals are achieved during the 2015 calendar year. The AIP provides for a target bonus opportunity, set as a percentage of base salary, as follows: Mr. Smith 70%; Mr. Ciroli 50%; and Mr. Flynn 50%. Mr. Ciroli will participate in the AIP effective January 1, 2015. Because they received share salary for a portion of the year, Messrs. Smith and Flynn will participate in the AIP effective March 1, 2015, and therefore any payouts for 2015 will be prorated accordingly. The performance metrics for these NEOs under the AIP include: (1) net income goals, weighted at 60%, and (2) quality, as measured by asset quality, risk management and liquidity targets, weighted at 40%. The two metrics are measured independently of one another.

Flagstar will have the right to reduce the amount of any incentive award earned under the AIP, notwithstanding the achievement of any performance goal. Incentive awards, if any, will be paid as soon as practicable following the end of the year but in no event later than March 15 of the following year. An NEO will forfeit all rights to an incentive award if the NEO terminates employment before payout of the award.

LTIP

The LTIP will additionally provide Messrs. Smith, Ciroli and Flynn the opportunity to receive equity awards in the form of restricted stock units (“RSUs”) under the Flagstar Bancorp, Inc. 2006 Equity Incentive Plan, as amended (the “Equity Plan”). It is anticipated that any award would be made on the next regularly scheduled grant date.

Employment Agreements

As to Mr. Smith, the foregoing is qualified in its entirety by reference to his employment agreement, as amended, which amendment the Company plans to file as an exhibit to its Annual Report on Form 10-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLAGSTAR BANCORP, INC.

Dated: March 3, 2015	By:	/s/ James K. Ciroli
James K. Ciroli
Executive Vice-President and Chief Financial Officer